UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12
NAUTICUS ROBOTICS, INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Nauticus Robotics, Inc.
Supplement to Definitive Proxy Statement
regarding Special Meeting of Shareholders
on November 21, 2025

The Board of Directors (the “Board”) of the Nauticus Robotics, Inc. (the “Company”) has approved an additional Proposal 3 (the “Supplement”) in the Company’s definitive proxy statement (the “Proxy Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 25, 2025 regarding the Special Meeting (the “Special Meeting”) scheduled for November 21, 2025. This Supplement is being filed with the SEC on or about October 27, 2025.

The purpose of the Supplement is to request shareholder approval to increase the number of shares of authorized Common Stock from 625,000,000 to 5,000,000,000. Proposal 3 is hereby added to the agenda of the Special Meeting to read as follows:

After careful consideration, the Board has adopted, declared advisable and directed that there be submitted to the stockholders at the Special Meeting a proposed amendment (the “Authorized Share Amendment”) of our Second Amended and Restated Certificate of Incorporation (the “Charter”) to increase the number of shares of authorized Common Stock from 625,000,000 to 5,000,000,000.

Background

Article IV of our Charter currently authorizes the Company to issue up to 625,000,000 shares of Common Stock and 10,000,000 shares of preferred stock of the Company, par value $0.0001 per share (“Preferred Stock”). As of October 24, 2025, 6,848,891 shares of Common Stock were issued, including no shares held as treasury shares, with warrants outstanding to purchase up to an aggregate of 60,602 shares of Common Stock, 630,225 shares of Common Stock underlying outstanding convertible term loans, 230,662 shares of Common Stock underlying outstanding convertible debentures, 2,308,536 shares of Common Stock underlying outstanding convertible preferred equity, 1,880 shares of Common Stock underlying stock options under the Company’s equity incentive plan, and 143,133 shares of Common Stock reserved for possible future issuance pursuant to the remaining authorized and unissued stock awards under the Company’s equity incentive plan. The adoption of the proposed Authorized Shares Amendment would provide for an additional 4,375,000,000 authorized shares of Common Stock for future issuance, which would bring the aggregate total of authorized shares of capital stock to 5,010,000,000, composed of 5,000,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock.

The Authorized Shares Amendment amends and restates the first sentence of Article IV of our Charter in its entirety to read as follows:

The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of capital stock which the Corporation shall have authority to issue is 5,010,000,000. The total number of shares of Common Stock that the Corporation is authorized to issue is 5,000,000,000, having a par value of $0.0001 per share, and the total number of shares of Preferred Stock that the Corporation is authorized to issue is 10,000,000, having a par value of $0.0001 per share.

Reasons for Seeking Stockholder Approval

A proposed amendment to our Charter is to ensure that the Company has a sufficient number of authorized shares of our Common Stock for future corporate needs. The additional shares of our Common Stock may be used for various purposes without further stockholder approval (except as required, or limited, by law or the Nasdaq Marketplace Rules (the “Nasdaq Listing Rules”)). These purposes may include: (i) raising capital, if the Company has an appropriate opportunity, through offerings of Common Stock or securities that are convertible into Common Stock; (ii) exchanging Common Stock or securities that are convertible into Common Stock for other outstanding securities; (iii) providing equity incentives to employees, officers, directors, customers, consultants, or advisors; (iv) expanding the Company’s business through the acquisition of other businesses or assets; (v) stock splits, dividends, and similar transactions; (vi) debt or equity restructuring or refinancing transactions; and (vii) other corporate purposes.

The Board has not proposed the increase in the number of authorized shares of Common Stock with the intent of preventing or discouraging any actual or threatened tender offers or takeover attempts of the Company and the Board is not currently aware of any attempt or plan to acquire control of the Company. Rather, the Authorized Shares Amendment has been prompted by business and financial considerations, as set out above, and it is the intended purpose of the Authorized Shares Amendment to provide greater flexibility to the Board in considering and planning for our potential future corporate needs.

Rights of Additional Authorized Shares

The additional authorized shares contemplated by the Authorized Shares Amendment would be a part of the existing class of our Common Stock and, if issued, would have the same rights and privileges as the shares of our Common Stock presently issued and outstanding. Holders of shares of our Common Stock (solely in their capacity as holders of shares of our Common Stock) have no preemptive rights or rights to convert their shares of our Common Stock into any other securities. Accordingly, should the Board elect to issue additional shares of our Common Stock, existing holders of shares of our Common Stock would not have any preferential rights to purchase the shares.

Effect on Current Stockholders

Future issuance of Common Stock or securities convertible into our Common Stock could have a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of holdings of current stockholders. In addition, the availability of additional shares of our Common Stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company under a possible takeover scenario. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company. This Proposal 3 is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent the Board from taking any appropriate actions not inconsistent with its fiduciary duties. The Authorized Shares Amendment does not affect the number of shares or rights of preferred stock authorized.

Effectiveness of the Amendment

If this Proposal 3 is approved by the Company’s stockholders, the Authorized Shares Amendment will become effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation with the Delaware Secretary of State, which the Company intends to do promptly following the Special Meeting. If this Proposal 3 is not approved by the Company’s stockholders, the Authorized Shares Amendment will not be implemented, and the Company’s capitalization will remain as it is currently.

The Authorized Shares Amendment contemplated by this Proposal 3 is not conditioned upon the approval of any of other Proposal.

Required Vote and Recommendation of Board of Directors

Approval of Proposal 3 requires the affirmative vote of a majority of the outstanding shares of our Common Stock. Abstentions will count as a vote against this Proposal 3. Because Proposal 3 is considered a “routine” proposal, we do not expect any broker non-votes.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE AN AMENDMENT TO OUR SECOND AMENDED AND RESTATED CERTIFICATE OF

INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 625,000,000 to 5,000,000,000 SHARES.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com

NAUTICUS ROBOTICS, INC.
Special Meeting of Shareholders

This proxy is solicited by the Board of Directors

The shareholders hereby appoint John W. Gibson, Jr. and John Symington, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of NAUTICUS ROBOTICS, INC. that the shareholders are entitled to vote at the Special Meeting of Shareholders to be held at 10:00 AM, CST on November 21, 2025, at 1550 Lamar Street, Suite 2000, Houston, TX 77010, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on the reverse side

NAUTICUS ROBOTICS, INC. 17146 FEATHERCRAFT LANE #450 WEBSTER, TX 77598
VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on November 20, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on November 20, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The Board of Directors recommends you vote FOR proposals 1, 2 and 3
		For	Against	Abstain
1.	To approve the issuance of shares of the Company’s common stock upon the conversion of shares of the Series B Convertible Preferred Stock issued pursuant to the Securities Purchase Agreement and the corresponding Certificate of Designations.	☐	☐	☐

2.	To approve a proposal to adjourn the Special Meeting to a later date or dates.	☐	☐	☐

3.	To approve an amendment to our Second Amended and Restated Certificate of Incorporation..	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date